                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BAY NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [BAY NETWORKS LOGO]

                                                               September 2, 1997

Dear Stockholder:

     This year's annual meeting of stockholders will be held on Tuesday, October 21, 1997, at 9:00 a.m. local time, in the Zephyr conference room at the Company's principal offices, 4401 Great America Parkway, Building 1, First Floor, Santa Clara, California. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

     A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review Bay Networks' activities over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

                                          Very truly yours,


                                          /s/ DAVID L. HOUSE
                                          ------------------------------------
                                          DAVID L. HOUSE
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 21, 1997

TO THE STOCKHOLDERS:

     Please take notice that the annual meeting of the stockholders of Bay Networks, Inc., a Delaware corporation (the "Company"), will be held on October 21, 1997, at 9:00 a.m. local time, in the Zephyr conference room at the Company's principal offices located at 4401 Great America Parkway, Building 1, First Floor, Santa Clara, California, for the following purposes:

          1. To elect three Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

          2. To consider, approve and ratify the adoption of an increase in the maximum number of shares that may be issued under the Company's 1994 Stock Option Plan by 15,500,000 shares, from 50,700,000 shares to 66,200,000 shares.

          3. To consider, approve and ratify the adoption of an increase in the maximum number of shares that may be issued under the Company's 1994 Employee Stock Purchase Plan by 1,500,000 shares, from 3,750,000 shares to 5,250,000 shares.

          4. To consider, approve and ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending June 27, 1998.

          5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 26, 1997 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 4401 Great America Parkway, Santa Clara, California.

                                          By order of the Board of Directors,
                                          LOGO
                                          JOHN J. POGGI, JR.
                                          Secretary

Santa Clara, California
September 2, 1997

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SOLICITATION AND VOTING OF PROXIES....................................................    1
INFORMATION ABOUT BAY NETWORKS........................................................    2
  Stock Ownership of Certain Beneficial Owners and Management.........................    2
  Management..........................................................................    5
EXECUTIVE COMPENSATION AND OTHER MATTERS..............................................    8
  Executive Compensation..............................................................    8
  Stock Options Granted in Fiscal 1997................................................   10
  Option Exercises and Fiscal 1997 Year-End Values....................................   12
  Severance, Employment and Change of Control Arrangements............................   13
  Compensation of Directors...........................................................   15
  Certain Relationships and Related Transactions......................................   15
  Section 16(a) Beneficial Ownership Reporting Compliance.............................   16
  Repricing of Options................................................................   16
  Changes to Benefit Plans............................................................   16
REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF NON-EXECUTIVE OPTIONS............   18
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION........................   19
COMPARISON OF STOCKHOLDER RETURN......................................................   21
ELECTION OF DIRECTORS.................................................................   22
APPROVAL OF AMENDMENT TO THE BAY NETWORKS, INC. 1994 STOCK OPTION PLAN................   22
  Summary of the Provisions of the 1994 Option Plan...................................   23
  Summary of Federal Income Tax Consequences..........................................   24
  Vote Required and Board of Directors' Recommendation................................   25
APPROVAL OF AMENDMENT TO THE BAY NETWORKS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN.....   26
  Summary of the Provisions of the Purchase Plan......................................   26
  Summary of Federal Income Tax Consequences..........................................   27
  Vote Required and Board of Directors' Recommendation................................   28
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS............................   28
  Vote Required and Board of Directors' Recommendation................................   28
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING..........................   28
TRANSACTION OF OTHER BUSINESS.........................................................   29

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Bay Networks, Inc., a Delaware corporation ("Bay Networks" or the "Company"), for use at its annual meeting of stockholders to be held on October 21, 1997, or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is September 2, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $5,000, plus reasonable out-of-pocket expenses.

     On August 26, 1997, the Company had outstanding 210,591,687 shares of its Common Stock, par value $0.01 per share ("Common Stock"), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

     All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                         INFORMATION ABOUT BAY NETWORKS

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 30, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer, the four other most highly compensated executive officers, two former Chief Executive Officers and the two other former most highly compensated executive officers of the Company as of June 30, 1997, and (iv) all directors and executive officers of the Company as a group.

                                                                              PERCENT OF
                                                       AMOUNT AND NATURE     BAY NETWORKS
                                                         OF BENEFICIAL       COMMON STOCK
                 NAME OF BENEFICIAL OWNER(1)             OWNERSHIP(2)        OUTSTANDING
        ---------------------------------------------- -----------------     ------------
        Arthur Carr(3)................................         83,482               *
        Shelby H. Carter, Jr.(4)......................        149,552               *
        Kathleen A. Cote(5)...........................         17,498               *
        David L. House(6).............................      2,100,000             1.0%
        John S. Lewis(7)..............................        127,777               *
        Andrew K. Ludwick(8)..........................      2,709,485             1.3%
        Benjamin F. Robelen(9)........................        131,051               *
        Ronald V. Schmidt(10).........................        908,612               *
        Paul J. Severino(11)..........................      2,951,500             1.4%
        Lloyd A. Carney(12)...........................        406,750               *
        David J. Rynne(13)............................        400,000               *
        David A. Shrigley(14).........................        601,000               *
        Rob G. Seim(15)...............................         28,478               *
        Bruce I. Sachs(16)............................        448,349               *
        Richard D. Eyestone(17).......................        365,150               *
        Directors and executive officers as a group        10,916,685             5.1%
          (16 persons)(18)............................
        5% Stockholder:
        FMR Corp.(19)                                      11,650,650             5.6%
        82 Devonshire Street
        Boston, Massachusetts 02109...................

---------------

  *  Less than 1%.

 (1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

 (2) In connection with the combination of the Company and SynOptics Communications, Inc.("SynOptics") through the merger of a wholly-owned subsidiary of the Company into SynOptics in October 1994 (the "Merger"), the 1991 Restated Stock Option Plan of Wellfleet Communications, Inc.("Wellfleet," the Company's name prior to the Merger) was amended and restated and renamed the Bay Networks, Inc. 1994 Stock Option Plan(the "1994 Option Plan"). Options granted under the 1994 Option Plan after the Merger and under the SynOptics Communications, Inc. Amended and Restated 1986 Stock Option Plan (the "SynOptics 1986 Option Plan"), which options were assumed by the Company in the Merger, are immediately exercisable, subject to the Company's right to repurchase unvested shares.

 (3) Includes 80,482 shares subject to options that may be exercised within 60 days of June 30, 1997.

 (4) Includes 60,415 shares subject to options that may be exercised within 60 days of June 30, 1997.

 (5) Represents 17,498 shares subject to options that may be exercised within 60 days of June 30, 1997.

 (6) Includes 2,000,000 shares subject to immediately exercisable options. 2,000,000 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

 (7) Includes 60,415 shares subject to options that may be exercised within 60 days of June 30, 1997. Also includes 1,304 shares held in trust for the minor children of Mr. Lewis, of which he disclaims beneficial ownership.

 (8) Includes 2,023,252 shares subject to immediately exercisable options. 216,148 of these shares were not vested as of August 27, 1997, the date vesting terminated pursuant to the terms of Mr. Ludwick's employment agreement, and were canceled. See "Severance, Employment and Change of Control Arrangements." Also includes 50,946 shares held by Mr. Ludwick's spouse as custodian for his minor children, of which he disclaims beneficial ownership.

 (9) Includes 65,331 shares subject to options that may be exercised within 60 days of June 30, 1997.

(10) Includes 518,626 shares subject to immediately exercisable options. 70,314 of these shares were not vested as of August 27, 1997, the date vesting terminated pursuant to the terms of Dr. Schmidt's employment agreement, and were canceled.

(11) Includes 345,000 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of June 30, 1997. 75,000 of these shares were not vested as of August 13, 1997, the date vesting terminated pursuant to the terms of Mr. Severino's employment agreement, and were canceled. See "Severance, Employment and Change of Control Arrangements." Also includes 162,000 shares held by Mr. Severino's spouse, of which he disclaims beneficial ownership, and 9,000 shares held by or for the benefit of Mr. Severino's children, of which he disclaims beneficial ownership.

(12) Includes 384,250 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of June 30, 1997. 287,885 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(13) Represents 400,000 shares subject to immediately exercisable options. 400,000 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(14) Includes 600,000 shares subject to immediately exercisable options. 600,000 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(15) Includes 28,000 shares subject to immediately exercisable options. 21,724 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(16) Includes 430,062 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of June 30, 1997. 224,492 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(17) Includes 316,750 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of June 30, 1997. 220,802 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(18) Includes 6,883,269 shares subject to immediately exercisable options or issuable upon exercise of outstanding options exercisable within 60 days of June 30, 1997 beneficially owned by executive officers and directors. 3,971,071 of these shares would not be vested within 60 days of June 30, 1997, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

(19) Based on a Schedule 13G/A filed by FMR Corp. with the Securities and Exchange Commission on April 9, 1997. Includes 11,218,300 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., as a result of its serving as an investment advisor to various investment companies (the "Funds"). Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. through its control of Fidelity, and the Funds each has sole power to dispose of the 11,218,300 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Also includes 432,350 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as Investment Manager of institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 432,350 shares and sole power to vote or to direct the voting of 178,450 shares, and no power to vote or to direct the voting of 253,900 shares owned by the institutional account(s). FMR Corp. has sole voting power with respect to 178,450 shares and sole dispositive power with respect to 11,650,650 shares.

MANAGEMENT

     Directors. This section sets forth for the current directors, including the Class I nominees to be elected at this meeting, information concerning their age and background.

                                                                                            DIRECTOR
                 NAME                            POSITION WITH THE COMPANY          AGE      SINCE
---------------------------------------    -------------------------------------    ---     --------
Class I directors nominated for election at the 1997 Annual Meeting of Stockholders:
Kathleen A. Cote.......................    Director                                 48        1996
John S. Lewis..........................    Director                                 51        1994
Benjamin F. Robelen....................    Director                                 69        1991

Class II directors whose terms expire at the 1999 Annual Meeting of Stockholders:
Arthur Carr............................    Director                                 66        1987
Shelby H. Carter, Jr...................    Director                                 66        1994
David L. House.........................    Chairman of the Board, President and     54        1996
                                           Chief Executive Officer

Class III directors whose terms expire at the 1998 Annual Meeting of Stockholders:
Andrew K. Ludwick......................    Director                                 51        1994
Ronald V. Schmidt......................    Director                                 53        1996
Paul J. Severino.......................    Director                                 50        1986

     Mr. Carr has served as a director of the Company since 1987. Mr. Carr has been a private investor since November 1993. Mr. Carr was the President and Chief Executive Officer and a director of Bytex Corporation, a manufacturer of data communications equipment, from 1991 to 1993. Previously, he was the President of Carr & Associates Management Consultants from 1989 to 1991, the President of Stellar Computer, Inc. (later known as Stardent Computer, Inc.) from 1986 to 1989 and an Executive Vice President of Motorola, Inc. and General Manager of its Information Systems Group from 1982 to 1986. Mr. Carr is also a director of Stratus Computer, Inc. and Peritus Software Services, Inc.

     Mr. Carter has served as a director of the Company since October 1994, and served as a director and the Chairman of the Board of SynOptics, of which he was a founder, from its inception in June 1985 to October 1994. Since January 1986, Mr. Carter has also served as a professor at the University of Texas Graduate School of Business and College of Business Administration. From December 1986 to September 1989, he served as an advisory partner at Austin Ventures, L.P., a venture capital firm. In January 1985, Mr. Carter retired from his positions as General Sales Manager, Worldwide Operations and Corporate Vice President for Xerox Corporation, where he had been employed since January 1970; prior to that he was employed for 15 years by IBM Corporation. Mr. Carter also serves on the Board of Directors of Input/Output, Inc., TechWorks, Inc., Pervasive Software, Inc., and VitalSigns Software, Inc.

     Ms. Cote has served as a director of the Company since August 1996. Ms. Cote is President and Chief Executive Officer of Computervision Corporation. Since 1986, Ms. Cote served in various positions in Computervision, including Vice President of Manufacturing, Vice President of Worldwide Service, and Vice President of Marketing and Corporate Communications. Ms. Cote is also a director of Walden University, Massachusetts High Technology Council and Computervision Corporation. She has previously served as a director of Babson College, the Women's Initiative for Technology Leadership, the Boston Chapter of the National Urban League, the Massachusetts Private Industry Council and the Council for Women in Technology, co-sponsored by the Department of Labor and the University of Massachusetts. She also served as Vice Chairman of the Massachusetts Council for Advanced Technology Transfer in Manufacturing.

     Mr. House joined the Company in 1996 as Chairman of the Board, President and Chief Executive Officer. Prior to joining the Company, Mr. House was the Senior Vice President and General Manager of the Enterprise Server Group at Intel Corporation. During his 22 years at Intel, Mr. House served in a number of key general management, marketing and strategic planning roles. In 1991, Mr. House headed up the Architecture, Marketing and Applications Group, where he managed all corporate marketing activities, including the introduction of the highly regarded "Intel Inside(R)" campaign. From 1992 to 1995, as Senior Vice President of Corporate Strategy, Mr. House was a key architect of Intel's major strategic alliances, including the 1994 Intel-Hewlett Packard alliance for 64-bit architecture. For 12 years, he held profit and loss responsibility for Intel x86 microprocessors and related products. Mr. House also serves on the Board of Directors of Merisel, Inc.

     Mr. Lewis has served as a director of the Company since October 1994 and served as a director of SynOptics from August 1986 to October 1994. Since September 1995, he has been a managing partner of PVG Equity Partners, L.L.C., the general partner of Pacific Venture Group, L.P., a venture capital investment firm. Since July 1989, he has also been a general partner of Paragon Venture Management Company II, L.P., the general partner of Paragon Venture Partners II, L.P., a venture capital investment firm. From 1983 to 1994, he was a general partner of Paragon Venture Management Company, the general partner of Paragon Partners, a venture capital investment firm. From 1981 to 1983, Mr. Lewis served as a Vice President of Citicorp Venture Capital Ltd., and from 1973 to 1981, Mr. Lewis held various management positions with Citibank N.A. and Citicorp. Mr. Lewis also serves on the Board of Directors of ArthroCare Corporation, MasterCare Companies, Inc. and TopoMetrix Corporation.

     Mr. Ludwick has served as a director of the Company since October 1994 and served as President and Chief Executive Officer of the Company from October 1994 to October 1996. Mr. Ludwick, a founder of SynOptics, served as President, Chief Executive Officer and a director of SynOptics from its inception in June 1985 to October 1994. From June 1969 to June 1985, Mr. Ludwick served in various positions in marketing, market planning, sales operations, and corporate strategy at Xerox Corporation. Mr. Ludwick also serves on the Board of Directors of Red Brick Systems, Inc., AccessLan Communications, Inc., and CrossRoads Software, Inc.

     Mr. Robelen has been a director of the Company since 1991. Mr. Robelen has been a private investor and business consultant since 1986. He is also a director of VMARK Software, Inc. Since 1980, Mr. Robelen has served as a board member of several public and private companies. Prior to that time, Mr. Robelen served as the Vice President, Finance and Administration of Prime Computer, Inc., as well as other positions at high technology companies.

     Dr. Schmidt has served as a director of the Company since May 1996 and served as Executive Vice President and Chief Technical Officer of the Company from October 1994 to January 1997. Dr. Schmidt currently serves as a director and technical advisor to various start-up companies. Dr. Schmidt, a founder of SynOptics, served as Senior Vice President, Chief Technical Officer and a director of SynOptics from its inception in June 1985 to October 1994. Prior to founding SynOptics, he served as a Research Fellow from June 1981 to November 1985 at Xerox Corporation's Palo Alto Research Center (Xerox "PARC"). Prior to serving at Xerox PARC, Dr. Schmidt spent seven years at AT&T's Bell Laboratories where he was a member of the technical staff performing research in fiber communications. He is currently a Fellow of the IEEE. Dr. Schmidt also serves on the Board of Directors of Silicon Image, Inc.

     Mr. Severino has served as a director of the Company since October 1994 and served as Chairman of the Board from October 1994 to October 1996 and as Acting Chief Executive Officer during October 1996. Mr. Severino, a founder of Wellfleet, served as President and Chief Executive Officer and a director of Wellfleet from Wellfleet's inception in 1986 to October 1994. Prior to founding Wellfleet, Mr. Severino was a founder and President of Interlan, Inc. from 1981 to 1985. Interlan was sold to Micom Systems, Inc. in 1985, at which time Mr. Severino became a Vice President of Micom. Mr. Severino is also a director of Media 100, Inc., Stratus Computer, Inc., and the Massachusetts Technology Development Corporation (MTDC).

     Meetings of the Board of Directors. During the fiscal year ended June 30, 1997, the Board of Directors of the Company held nine meetings. During that period the Audit Committee of the Board held eight meetings and the Compensation Committee of the Board held six meetings. The Company has no standing nominating committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

     The members of the Audit Committee during fiscal 1997 were Benjamin F. Robelen and John S. Lewis. The functions of the Audit Committee include, among others: recommending to the Board the retention of independent public auditors, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of the Company's auditors.

     The members of the Compensation Committee during fiscal 1997 were Arthur Carr and Shelby H. Carter, Jr. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. For additional information about the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION," "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF NON-EXECUTIVE OPTIONS" and "EXECUTIVE COMPENSATION AND OTHER MATTERS" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Chief Executive Officer, the four other most highly compensated executive officers, two former Chief Executive Officers and the two other former most highly compensated executive officers of the Company as of June 30, 1997, during the fiscal years ended June 30, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                                   AWARDS
                                           ANNUAL COMPENSATION                  ------------
                              ---------------------------------------------      SECURITIES
     NAME AND PRINCIPAL                                        OTHER ANNUAL      UNDERLYING         ALL OTHER
          POSITION            YEAR    SALARY       BONUS(1)    COMPENSATION       OPTIONS        COMPENSATION(2)
----------------------------  -----  --------     ----------   ------------     ------------     ----------------
David L. House(3)...........   1997  $323,081     $1,000,000     $      0         2,000,000          $    780
  Chairman of the              1996        --             --           --                --                --
  Board, President and         1995        --             --           --                --                --
  Chief Executive Officer
Lloyd A. Carney(4)..........   1997   227,525        159,829       80,565(12)       255,000             2,070
  Executive Vice               1996   181,280         80,537            0            40,000             2,109
  President and                1995   208,248(13)     97,519            0            75,000               479
  General Manager,
  Enterprise Business Group
David J. Rynne(5)...........   1997   199,038        104,178            0           400,000               486
  Executive Vice               1996        --             --           --                --                --
  President and Chief          1995        --             --           --                --                --
  Financial Officer
David A. Shrigley(6)........   1997   156,731        444,795            0           600,000               390
  Executive Vice               1996        --             --           --                --                --
  President for Sales,         1995        --             --           --                --                --
  Service and Marketing
Rob G. Seim(7)..............   1997   133,558         38,339            0            43,000(14)         1,837
  Vice President and           1996    45,115         14,722            0             8,000               213
  Corporate Controller         1995        --             --           --                --                --
Former Officers:
Andrew K. Ludwick(8)........   1997   285,541              0            0           200,000           136,636
  President and Chief          1996   397,317        211,500            0                 0             2,652
  Executive Officer            1995   269,909        170,000            0           975,000             2,234
Paul J. Severino(9).........   1997   184,609              0            0                 0           117,641
  Chairman of the              1996   294,220        212,500            0                 0             2,364
  Board and Acting             1995   229,723        199,484            0           225,000             1,867
  Chief Executive Officer
Bruce I. Sachs(10)..........   1997   375,755        198,334            0           150,000            16,497
  Executive Vice               1996   107,351         68,505            0           150,000               638
  President, Internet/         1995        --             --           --                --                --
  Telecom Business Unit
Richard D. Eyestone(11).....   1997   197,840        192,660       62,367(12)       170,000             2,028
  Senior Vice                  1996   460,511(15)     75,709       20,817(12)        95,000             1,892
  President, Product           1995   224,824(15)      6,404            0            49,500               327
  and Market Management,
  Enterprise Business Unit

---------------

 (1) Bonuses are typically based on performance. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

 (2) Represents (i) matching contributions by the Company to the named officers' 401(k) savings and incentive plans in the following amounts for the Company's 1997, 1996 and 1995 fiscal years, respectively: Carney ($1,500, $1,500, $0), Seim ($1,500, $0, $0), Ludwick ($1,500, $1,500, $1,500),
     Severino ($1,500, $1,500, $1,500), Sachs ($1,800, $0, $0), and Eyestone
     ($1,500, $1,500, $0), and

     (ii) insurance premiums paid by the Company with respect to term life insurance for the benefit of the named officers in the following amounts for the Company's 1997, 1996 and 1995 fiscal years, respectively: House ($780, $0, $0), Carney ($570, $609, $479), Rynne ($486, $0, $0), Shrigley
     ($390, $0, $0), Seim ($337, $213, $0), Ludwick ($1,058, $1,152, $734),
     Severino ($756, $864, $367), Sachs ($851, $638, $0), and Eyestone ($528,
     $392, $327). Also represents fiscal 1997 severance payments made to Messrs. Ludwick, Severino and Sachs of $134,078, $115,385, and $13,846 respectively. See "Severance, Employment and Change of Control Arrangements."

 (3) Mr. House joined the Company in October 1996 as Chairman of the Board, President and Chief Executive Officer. See "Severance, Employment and Change of Control Arrangements."

 (4) Mr. Carney joined the Company in 1990 and was appointed Executive Vice President and General Manager, Enterprise Business Group in January 1997. See "Severance, Employment and Change of Control Arrangements" and "Certain Relationships and Related Transactions."

 (5) Mr. Rynne joined the Company in December 1996 as Executive Vice President and Chief Financial Officer. See "Severance, Employment and Change of Control Arrangements."

 (6) Mr. Shrigley joined the Company in November 1996 as Executive Vice President for Sales, Service and Marketing. See "Severance, Employment and Change of Control Arrangements" and "Certain Relationships and Related Transactions."

 (7) Mr. Seim joined the Company in February 1996 and was appointed Vice President and Corporate Controller in May 1997.

 (8) Mr. Ludwick served as President and Chief Executive Officer of the Company from October 1994 until October 1996. Pursuant to Mr. Ludwick's employment agreement, Mr. Ludwick continued as an employee of the Company until August 1997. See "Severance, Employment and Change of Control Arrangements." Prior to that time he served as President and Chief Executive Officer of SynOptics. Compensation received from SynOptics prior to October 1994 is included in Mr. Ludwick's compensation for fiscal 1995.

 (9) Mr. Severino served as Chairman of the Board of the Company from October 1994 until October 1996 and as Acting Chief Executive Officer during October 1996. Pursuant to Mr. Severino's employment agreement, Mr. Severino continued as an employee of the Company until August 1997. See "Severance, Employment and Change of Control Arrangements." Prior to that time, he served as President and Chief Executive Officer of the Company.

(10) Mr. Sachs joined the Company in December 1995 as President, Xylogics Business Unit and served as Executive Vice President, Internet/Telecom Business Unit since May 1996. Mr. Sachs resigned as an executive officer of the Company in May 1997. Pursuant to Mr. Sachs' employment agreement, Mr. Sachs will continue as an employee of the Company through May 1999. See "Severance, Employment and Change of Control Arrangements."

(11) Mr. Eyestone joined the Company in 1991 and was appointed Senior Vice President, Product and Market Management, Enterprise Business Unit, in May 1996. Mr. Eyestone relinquished his role as an executive officer of the Company beginning in January 1997. Pursuant to Mr. Eyestone's employment agreement, Mr. Eyestone remains an employee of the Company. See "Severance, Employment and Change of Control Arrangements."

(12) Represents reimbursement of relocation expenses. See "Severance, Employment and Change of Control Arrangements."

(13) Includes commissions in the amount of $55,517.

(14) Includes options for 23,000 shares which were repriced on October 28, 1996, replacing options that were granted in fiscal 1996 and fiscal 1997. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF NON-EXECUTIVE OPTIONS" and "TEN-YEAR OPTION REPRICINGS" table.

(15) Includes commissions in the amount of $265,286 in fiscal 1996 and $117,001 in fiscal 1995.

STOCK OPTIONS GRANTED IN FISCAL 1997

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended June 30, 1997, to the persons named in the Summary Compensation Table. These options are immediately exercisable but, except as otherwise noted, vest over a four-year period from the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS IN FISCAL 1997                 POTENTIAL REALIZED
                           --------------------------------------------------------          VALUE AT
                            NUMBER OF                                                 ASSUMED ANNUAL RATES OF
                           SECURITIES         % OF TOTAL                                    STOCK PRICE
                           UNDERLYING          OPTIONS       EXERCISE                      APPRECIATION
                             OPTIONS          GRANTED TO     OR BASE                    FOR OPTION TERM(1)
                             GRANTED         EMPLOYEES IN     PRICE      EXPIRATION   -----------------------
          NAME               (#)(2)          FISCAL YEAR    ($/SH)(3)       DATE        5%($)        10%($)
-------------------------  -----------       ------------   ----------   ----------   ----------   ----------
David L. House...........    1,500,000            5.6%        18.375       10/30/04   13,159,866   31,520,167
                               500,000(4)         1.9         18.375       04/30/98      696,945    1,410,641
Lloyd A. Carney..........      100,000(5)         0.8         23.750       07/25/04    1,133,957    2,716,023
                                40,000            0.1         21.375       12/19/04      408,224      977,768
                               115,000            0.4         16.125       03/20/05      885,381    2,120,643
David J. Rynne...........      400,000            1.5         21.000       12/30/04    4,010,626    9,606,146
David A. Shrigley........      600,000(6)         2.2         20.375       11/06/04    5,836,893   13,980,373
Rob G. Seim..............       15,000            0.6         22.250       07/18/04      159,351      381,673
                                 8,000(7)         0.3         19.500       10/28/04       74,483      178,400
                                15,000(7)         0.6         19.500       10/28/04      139,656      334,500
                                 5,000            0.2         17.500       04/17/05       41,777      100,064
Former Officers:
Andrew K. Ludwick........      200,000(8)         0.7         23.750       07/25/04    2,267,913    5,432,047
Paul J. Severino.........            0             --             --             --           --           --
Bruce I. Sachs...........      150,000(5)(9)      0.6         23.750       07/25/04      531,331(9)  1,111,575(9)
Richard D. Eyestone......      150,000(5)         0.6         23.750       07/25/04    1,700,935    4,074,035
                                20,000            0.1         21.375       12/19/04      204,112      488,884

---------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Except as described in footnotes 5, 6, 7 and 9 below, all options granted in fiscal 1997 under the 1994 Option Plan are immediately exercisable but vest over a four-year period from the date of grant. Those options vesting over a four-year period generally vest at the rate of one-fourth on the first anniversary of the date of grant and 1/48th per month thereafter for each full month of the optionee's continuous employment with the Company. Under the 1994 Option Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options. For additional information regarding options, see "Employment, Severance and Change of Control Arrangements," "TEN YEAR OPTION REPRICINGS" table, "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF NON-EXECUTIVE OPTIONS," "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" and "APPROVAL OF AMENDMENT TO THE BAY NETWORKS, INC. 1994 STOCK OPTION PLAN" below.

(3) All options were granted at market value on the date of grant.

(4) Represents an option granted outside of the 1994 Option Plan that is immediately exercisable but vests at the end of a one-year period from the date of grant. The term of the option is 18 months, subject to automatic ongoing extensions. See "Severance, Employment and Change of Control Arrangements."

(5) Represents performance-based stock options granted to certain executive officers ("Performance Stock Options") granted in July 1996 under the 1994 Option Plan. Performance Stock Options generally vest over six years at five percent per year from the date of grant for each of the first three years, and twenty percent, thirty percent and thirty-five percent over years four, five, and six, respectively, rather than a conventional four-year vesting schedule. Performance Stock Option vesting may be incrementally accelerated in accordance with the judgment of the Board or the Chief Executive Officer, as appropriate, based on the recipient's achievement of specified performance goals. See "Report of the Compensation Committee on Executive Compensation."

(6) Represents an option granted under the 1994 Option Plan which vests at the rate of 300,000 one year from the date of grant and 1/36th per month thereafter for each month of Mr. Shrigley's continuous employment with the Company. See "Severance, Employment and Change of Control Arrangements."

(7) Represents options that were repriced on October 28, 1996, replacing options that were granted in fiscal 1996 and 1997. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF NON-EXECUTIVE OPTIONS" and "TEN-YEAR OPTION REPRICINGS" table.

(8) In connection with the resignation of Mr. Ludwick as an executive officer of the Company, the Company agreed that Mr. Ludwick would continue as an employee of the Company and receive continued vesting under the terms of his stock option agreements until August 1997. See "Severance, Employment and Change of Control Arrangements."

(9) Represents Performance Stock Options that will vest at five percent per year during fiscal 1998 and fiscal 1999 until the termination of Mr. Sachs' employment in May 1999. See "Severance, Employment and Change of Control Arrangements." Shares that will be forfeited after his termination date are not reflected in the stock price appreciation amounts shown in the table.

OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1997, and unexercised options held as of June 30, 1997, by the persons named in the Summary Compensation Table above. A portion of the shares subject to these options are not yet vested, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                             OPTIONS                     AT JUNE 30, 1997
                            SHARES                       AT JUNE 30, 1997          ----------------------------
                           ACQUIRED     $ VALUE    ----------------------------        $               $
          NAME            ON EXERCISE   REALIZED   EXERCISABLE(1) UNEXERCISABLE    EXERCISABLE(2) UNEXERCISABLE
------------------------  -----------   --------   ----------    --------------    ----------    --------------
David L. House..........          0            0    2,000,000             0        16,625,000              0
Lloyd A. Carney.........          0            0      381,250        12,000         2,661,247        156,250
David J. Rynne..........          0            0      400,000             0         2,275,000              0
David A. Shrigley.......          0            0      600,000             0         3,787,500              0
Rob G. Seim.............          0            0       28,000             0           211,250              0

Former Officers:
Andrew K. Ludwick.......          0            0    2,023,252(3)          0        21,032,140              0
Paul J. Severino........          0            0      345,000(3)     30,000(3)      3,583,438        318,125
Bruce I. Sachs..........     40,000      832,513      430,062(4)     15,750         3,366,053(4)     256,528
Richard D. Eyestone.....      6,750      124,875      316,600           900         1,084,225          8,119

---------------

(1) Stock options granted under the 1994 Option Plan and the SynOptics 1986 Option Plan, which options were assumed by the Company in the Merger, are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by the Company.

(2) The exercise price of these underlying options was below the market price of the Company's Common Stock on June 30, 1997. The value shown is for all outstanding exercisable in-the-money options regardless of vesting restrictions.

(3) In connection with the resignation of Messrs. Ludwick and Severino as executive officers of the Company, the Company agreed that each such former executive officer would continue as an employee of the Company and receive continued vesting under the terms of his stock option agreements until August 1997. See "Severance, Employment and Change of Control Arrangements."

(4) Includes 150,000 shares subject to Performance Stock Options that will vest at five percent per year during fiscal 1998 and fiscal 1999 until the termination of Mr. Sachs' employment in May 1999. See "Severance, Employment and Change of Control Arrangements."

SEVERANCE, EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     In October 1996, the Company entered into an Employment Agreement with David House, the Chairman of the Board, President and Chief Executive Officer of the Company (the "House Agreement"), effective on October 30, 1996 (the "House Effective Date"). The House Agreement provides for the payment to Mr. House of a $500,000 minimum base annual salary and a $1,000,000 bonus for the Company's 1997 fiscal year, subject to Board of Directors' review in subsequent years. Pursuant to the House Agreement, Mr. House was granted an option under the 1994 Option Plan to purchase 1,500,000 shares of the Company's Common Stock and an additional option to purchase 500,000 shares of the Company's Common Stock. See "OPTION GRANTS IN LAST FISCAL YEAR" table. The House Agreement also provides for the following severance benefits if Mr. House's employment with the Company terminates involuntarily or if Mr. House terminates his employment with the Company voluntarily for "Good Reason": (a) a lump sum payment equal to 12 months of Mr. House's then effective base salary, plus 100% of Mr. House's target bonus for the year in which termination occurs, plus an additional bonus equal to a percentage (which may exceed 100%) of the bonus target amount for the year in which termination occurs, (b) one year's additional vesting as of the date of termination for any outstanding stock options and any stock subject to restricted stock purchase agreements ("restricted stock"), (c) one year's additional vesting for Mr. House's accounts under any deferred compensation plans or arrangements, and (d) the continuation of Company-paid benefits for up to one year. In the event of a change of control of the Company, the vesting of any outstanding stock options or restricted stock will be accelerated by one additional year. If a change of control occurs within one year after the House Effective Date, Mr. House is entitled to receive the benefits described in clause (a) above. The House Agreement further provides for a tax gross-up payment to mitigate the effect of any excise tax imposed under the "parachute" provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if Mr. House dies or becomes partially or permanently disabled while employed by the Company and the Company takes any action that would constitute "Good Reason" for Mr. House to voluntary terminate his employment, then Mr. House's unvested options and restricted stock become fully vested.

     In March 1997, the Company entered into a letter agreement with Lloyd Carney, the Company's Executive Vice President and General Manager, Enterprise Business Group, (the "Carney Agreement") which provides for an annual base salary of $250,000 and a target bonus of $200,000, prorated from January 22, 1997 through the end of fiscal 1997. The Carney Agreement also provides for the grant of a stock option to purchase 115,000 shares of the Company's Common Stock. See "OPTION GRANTS IN LAST FISCAL YEAR" table. Pursuant to the Carney Agreement, the Company also paid Mr. Carney's relocation expenses in connection with his relocation to California and sales commission and non-recurring closing costs associated with the sales of his Massachusetts home. The Company also agreed to pay certain expenses upon a return move to Massachusetts in the next five years, unless Mr. Carney voluntarily resigns or is terminated for cause. In addition, the Company agreed to provide housing assistance in the form of annualized interest cost reimbursement for the additional mortgage for a primary residence in California for a period of three years. If a change in management caused the termination of Mr. Carney's employment with the Company, the Company would continue such mortgage assistance until the earlier of six months after the termination date or the date Mr. Carney finds other employment. In addition, the Company loaned Mr. Carney an aggregate of $416,450 in connection with the purchase of a primary residence in California; this loan has been repaid. See "Certain Relationships and Related Transactions."

     In December 1996, the Company entered into a letter agreement with David Rynne, the Company's Executive Vice President and Chief Financial Officer, (the "Rynne Agreement") pursuant to the commencement of Mr. Rynne's employment with the Company. The Rynne Agreement provides for an annual base salary of $450,000 and a minimum bonus of $225,000 for fiscal 1997, prorated for the number of days he was employed by the Company in fiscal 1997. The Rynne Agreement also provides for the grant of a stock option to purchase 400,000 shares of the Company's Common Stock. See "OPTION GRANTS IN LAST FISCAL YEAR" table. In the event of a change of control of the Company that results in a significant reduction of Mr. Rynne's duties or responsibilities, Mr. Rynne is entitled to receive one year's base salary and bonus and an acceleration of vesting of any outstanding stock options and restricted stock by one year. In addition, if Mr. Rynne remains employed by the Company for three years or in the event of termination other than for cause or upon a change of control of the Company, he is entitled to receive a special bonus equal to $2,000,000 minus the value of the appreciation on his vested shares at such time. If Mr. Rynne is terminated by the Company other than for due cause, he is entitled to receive 12 months' worth of his base salary, bonus and additional vesting after his termination date.

     In November 1996, the Company entered into an Employment Agreement with David Shrigley, the Executive Vice President for Sales, Service and Marketing of the Company, (the "Shrigley Agreement") effective on November 6, 1996 (the "Shrigley Effective Date"). The Shrigley Agreement provides for the payment to Mr. Shrigley of a $250,000 minimum base annual salary and a $300,000 bonus for the Company's 1997 fiscal year, prorated for the number of days employed in fiscal 1997, subject to Board of Directors' review in subsequent years. The Shrigley Agreement also provides for the grant of a stock option to purchase 600,000 shares of the Company's Common Stock. See "OPTION GRANTS IN LAST FISCAL YEAR" table. In addition, if Mr. Shrigley does not receive his executive bonus from his previous employer for 1996 he will receive an additional replacement bonus of $250,000. If Mr. Shrigley remains employed by the Company one year following the Shrigley Effective Date, the Shrigley Agreement provides for the payment of a bonus equal to $1,000,000 minus the value of the appreciation on his vested shares at such time (the "First Anniversary Bonus"). If Mr. Shrigley remains employed by the Company two years following the Shrigley Effective Date, the Shrigley Agreement provides for the payment of a bonus equal to $2,300,000 minus (i) the value of the appreciation on his vested shares at such time and
(ii) the gross amount, if any, of the First Anniversary Bonus (the "Second Anniversary Bonus"). The First Anniversary Bonus and Second Anniversary Bonus are subject to modification under certain circumstances in the event of Mr. Shrigley's death or disability, upon the termination of Mr. Shrigley's employment under certain circumstances or upon a change of control of the Company. The Shrigley Agreement also provides that the Company will loan Mr. Shrigley an amount sufficient to retire Mr. Shrigley's outstanding loan with his previous employer in the amount of $542,167. See "Certain Relationships and Related Transactions." The Shrigley Agreement provides the same severance and "change of control" arrangements as the House Agreement. In addition, Mr. Shrigley's severance benefits provide that he would receive the First Anniversary Bonus and the Second Anniversary Bonus to the extent not already received. Finally, if Mr. Shrigley dies or becomes partially or permanently disabled while employed by the Company and the Company takes any action that would constitute "Good Reason" for Mr. Shrigley to terminate his employment, then Mr. Shrigley's unvested options and restricted stock become fully vested and Mr. Shrigley shall be entitled to the First Anniversary Bonus and Second Anniversary Bonus.

     On January 23, 1997, pursuant to a letter (a "Founder's Letter") from the Company to each of Andrew K. Ludwick and Paul J. Severino, each a director of the Company and the former President and Chief Executive Officer and the former Chairman of the Board and Acting Chief Executive Officer, respectively (each, a "Founder"), in connection with the Founder's resignation as an executive officer of the Company, the Company agreed that each Founder would continue as an employee of the Company through June 30, 1997 and for such time thereafter as the Founder expended any accrued vacation (the "Founder Termination Date"). Each Founder's Letter also provides that, until the Founder Termination Date, the Founder will continue to receive his then current base salary, continued vesting under the terms of his stock option agreements, standard employee benefits, and the opportunity to participate in the 1994 Employee Stock Purchase Plan. Each Founder's Letter further provides that the Founder shall receive no bonus for fiscal 1997.

     In November 1996, the Company entered into a letter agreement which modified an Employee Retention Agreement between Bruce Sachs, the Company's former Executive Vice President, Internet/Telecom Business Unit, and the Company which was entered into upon the acquisition of Xylogics, Inc. on December 15, 1995 (the "Sachs Agreement"). If, at any time prior to June 30, 1997, the Company notifies Mr. Sachs of its intention to terminate his employment other than for "Cause" or Mr. Sachs notifies the Company of his intention to terminate his employment for "Good Reason," Mr. Sachs is entitled to his full monthly base salary and benefits (excluding any car allowance and any entitlement to participate on any basis in any bonus plans) until the earlier of (i) the date 24 months from the date of the notice of termination or (ii) the date on which Mr. Sachs commences employment with certain competitors of Bay Networks. In addition, Mr. Sachs will receive a bonus for fiscal 1997, pro rated for the number of days during fiscal 1997 which have elapsed as of the date of termination. Such payments may be reduced to the extent they would be nondeductible by the Company pursuant to Section 280G of the Code. Mr. Sachs is also subject to certain non-competition and non-solicitation provisions for a period of one year after termination of employment. Mr. Sachs' employment with the Company terminated in May 1997. As a result, Mr. Sachs is entitled to receive the severance benefits as described above.

     On February 1997, Bay Networks entered into an agreement with Richard Eyestone, the Company's Senior Vice President, Product and Market Management, Enterprise Business Unit, (the "Eyestone Agreement") in connection with the relinquishment of Mr. Eyestone's role as an executive officer of the Company. The Eyestone Agreement provides that Mr. Eyestone will be employed on a half-time basis beginning April 1, 1997, and will continue as an employee of the Company until April 1, 1998, at which time the Eyestone Agreement will be reevaluated. During the term of the Eyestone Agreement, the Company will continue his $200,000 base salary and he will be eligible for his fiscal 1997 bonus. He will be able to participate in the 1994 Option Plan and other employee benefits for a period of one year. In addition, the Company agreed to pay all of Mr. Eyestone's expenses in connection with his relocation to the southeastern United States.

     Options granted to officers of Bay Networks under its 1994 Option Plan provide that such officers will receive an advancement of the vesting schedule by 12 months under certain circumstances upon a "change of control" as defined under the 1994 Option Plan. See "APPROVAL OF AMENDMENT TO BAY NETWORKS, INC. 1994 STOCK OPTION PLAN -- Summary of the Provisions of the 1994 Option Plan."

     Options granted to officers of SynOptics under the SynOptics 1986 Option Plan also provided that such officers would receive an advancement of the vesting schedule by 12 months under certain circumstances upon a "change of control" as defined in the SynOptics 1986 Option Plan. The Merger constituted a "change of control" for SynOptics, therefore, the vesting schedule of outstanding options granted to officers of SynOptics under the SynOptics 1986 Option Plan was advanced by 12 months upon the Merger. All outstanding options granted under the SynOptics 1986 Option Plan were assumed by the Company in connection with the Merger.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive $1,500 for each meeting of the Board of Directors they attend and $1,000 for each committee meeting they attend. In addition, each non-employee director receives an annual retainer of $21,000. During the 1997 fiscal year, each of the Company's non-employee directors also received an option to purchase 15,000 shares of the Company's Common Stock under the Company's 1994 Outside Directors Stock Option Plan. The Company's directors who are also officers of the Company did not receive any compensation for their services as members of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a Promissory Note dated May 22, 1997, the Company loaned Lloyd Carney, the Company's Executive Vice President, Enterprise Business Group, $416,450 without interest, in connection with the appointment of Mr. Carney to such position and his relocation from Massachusetts to the Northern California Bay Area. The loan was unsecured and due on June 30, 1997. The loan was repaid in full on July 16, 1997. See "Severance, Employment and Change of Control Arrangements."

     In November 1996, the Company loaned David Shrigley, the Company's Executive Vice President for Sales, Service and Marketing, $542,167, an amount sufficient to retire Mr. Shrigley's outstanding loan with his former employer. The loan agreement provides that the loan shall bear interest at the rate of 6% per annum. The principal amount plus accrued interest is secured by a deed of trust on Mr. Shrigley's principal residence and is payable on the earlier of June 9, 2000, the sale or refinancing of Mr. Shrigley's principal residence or the termination of Mr. Shrigley's employment by the Company. As of June 30, 1997, $562,041 was outstanding under the loan. See "Severance, Employment and Change of Control Arrangements."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that one statement of changes in beneficial ownership for Andrew K. Ludwick, for six transactions, and one statement of changes in beneficial ownership for Paul J. Severino, for one transaction, were not timely filed.

REPRICING OF OPTIONS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since July 31, 1991, the date of the Company's initial public offering:

                           TEN-YEAR OPTION REPRICINGS

                                    NUMBER OF                                                LENGTH OF ORIGINAL
                                   SECURITIES     MARKET PRICE   EXERCISE PRICE                 OPTION TERM
                                   UNDERLYING     OF STOCK AT      AT TIME OF                REMAINING AT DATE
                                     OPTIONS        TIME OF       REPRICING OR      NEW       OF REPRICING OR
                       REPRICING    REPRICED      REPRICING OR     AMENDMENT      EXERCISE       AMENDMENT
  NAME AND POSITION      DATE     OR AMENDED(#)   AMENDMENT($)        ($)         PRICE($)      (MONTHS)(2)
---------------------- ---------  -------------   ------------   --------------   --------   ------------------
Rob G. Seim(1)          10/28/96       8,000         $19.50          $30.13        $19.50        89
  Vice President and    10/28/96      15,000          19.50           22.25         19.50        92
  Corporate Controller

---------------

(1) Mr. Seim was appointed to the position of Vice President and Corporate Controller in May 1997.

(2) Repriced options vest at the rate of 22% one year after the commencement of the original option and then ratably over the following 42 months for each full month of the optionee's continuous employment with the Company. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF NON-EXECUTIVE OPTIONS."

CHANGES TO BENEFIT PLANS

     1994 Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1994 Option Plan to increase the maximum number of shares that may be issued under the 1994 Option Plan by 15,500,000 shares, from 50,700,000 shares to 66,200,000 shares. See "APPROVAL OF AMENDMENT TO THE BAY NETWORKS, INC. 1994 STOCK OPTION PLAN." As of September 2, 1997, no grant of options had been made to any employee conditioned on stockholder approval of an increase in the share reserve under the 1994 Option Plan. Non-employee directors are not eligible to participate in the 1994 Option Plan.

     Purchase Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1994 Employee Stock Purchase Plan (the "Purchase Plan") to increase the maximum number of shares that may be issued under the Purchase Plan by 1,500,000 shares, from 3,750,000 shares to 5,250,000 shares. See "APPROVAL OF AMENDMENT TO THE BAY NETWORKS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN." As of September 2, 1997, no purchases had been made by any employee conditioned on stockholder approval of an increase in the share reserve under the Purchase Plan. Non-employee directors are not eligible to participate in the Purchase Plan.

     The following table sets forth grants of stock options under the 1994 Option Plan during the fiscal year ended June 30, 1997 to, and purchases of shares of stock under the Purchase Plan during the fiscal year ended June 30, 1997 by, (1) the persons named in the Summary Compensation Table above; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group. Grants under the 1994 Option Plan are made at the discretion of the Board of Directors and purchases under the Purchase Plan are made at the discretion of participating employees. Accordingly, future grants under the 1994 Option Plan and future purchases under the Purchase Plan are not yet determinable.

                               NEW PLAN BENEFITS

                                                                                   1994 EMPLOYEE STOCK
                                                  1994 STOCK OPTION PLAN(1)         PURCHASE PLAN(1)
                                                 ----------------------------  ---------------------------
                                                 EXERCISE PRICE    NUMBER OF   PURCHASE PRICE   NUMBER OF
               NAME AND POSITION                  (PER SHARE)       SHARES      (PER SHARE)       SHARES
------------------------------------------------ --------------   -----------  --------------   ----------
David L. House..................................    $ 18.375        1,500,000           --               0
  Chairman of the Board,
  President and Chief Executive Officer

Lloyd A. Carney.................................      16.125          115,000           --               0
  Executive Vice President and General                21.375           40,000
  Manager, Enterprise Business Group                   23.75          100,000

David J. Rynne..................................       21.00          400,000           --               0
  Executive Vice President and Chief Financial
  Officer

David A. Shrigley...............................      20.375          600,000           --               0
  Executive Vice President for Sales, Service
  and Marketing

Rob G. Seim.....................................       17.50            5,000     $17.2125             292
  Vice President and Corporate Controller              19.50           23,000      15.0875             186
                                                       22.25           15,000

Andrew K. Ludwick...............................       23.75          200,000           --               0
  Former President and Chief Executive Officer

Paul J. Severino................................          --                0           --               0
  Former Chairman of the Board and Acting Chief
  Executive Officer

Bruce I. Sachs..................................       23.75          150,000           --               0
  Former Executive Vice President,
  Internet/Telecom Business Unit

Richard D. Eyestone.............................       23.75          150,000      17.2125             292
  Former Senior Vice President, Product and           21.375           20,000      15.0875             334
  Market Management, Enterprise Business Unit

Executive Group.................................      16.125-       3,098,000      15.0875-            478
  (8 persons)                                          25.00                       17.2125

Non-Executive Director Group(2).................         N/A                0          N/A               0
  (8 persons)

Non-Executive Officer Employee Group............      16.125-      22,575,352      15.0875-      1,107,744
                                                      29.375                        26.775

---------------

(1) Only employees, employee-directors and consultants to the Company are eligible to participate in the 1994 Option Plan and only employees and employee-directors of the Company are eligible to participate in the Purchase Plan.

(2) Non-executive directors are not eligible to participate in the 1994 Option Plan or the Purchase Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                     ON REPRICING OF NON-EXECUTIVE OPTIONS

     In October 1996, the Compensation Committee considered the options held by the Company's employees and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's 1994 Option Plan having exercise prices well above the recent historical trading prices of the Common Stock. The Compensation Committee was advised by management that management believed that employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the then current trading price, no longer provided an effective retention incentive. In addition, the Company's existing option grants were not competitive with competing offers from other companies, since options granted to new hires at other companies would be granted at current trading prices.

     The Compensation Committee believed that (i) the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical and managerial personnel, (ii) competition for such personnel would continue to be intense, (iii) the loss of key employees could have a significant adverse impact on the Company's business, and (iv) it would be important and cost-effective to provide meaningful equity incentives to employees of the Company to improve the Company's performance and the value of the Company for its stockholders. The Compensation Committee considered granting new options to existing employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders and that such grants would potentially exceed the option reserve, resulting in a potential charge to earnings if the price at the time of the stockholders meeting was greater than the price at the time the grants were approved. The Compensation Committee recognized that an exchange of existing options with exercise prices higher than fair market value, for new options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Compensation Committee also recognized that it could require the new options to be subject to new vesting restrictions so that optionees participating in the exchange would have incentives to remain with the Company. Considering these factors, the Compensation Committee determined it to be in the best interests of the Company and its stockholders to exchange outstanding stock options under the 1994 Option Plan at the optionee's election, with repriced options with extended vesting and exercise prices equal to current market value, thus restoring the incentives for employees to remain as employees of the Company and to exert their maximum efforts on behalf of the Company.

     Accordingly, in October 1996, the Compensation Committee approved an offer to all employees of the Company, excluding executive officers, to exchange outstanding options granted from January 1, 1995 to October 28, 1996 with exercise prices above the then current trading price for options with an exercise price equal to the current trading price, with vesting extending an additional six months beyond the original vesting term. The exchanged options will vest at the rate of 22% one year after the commencement of the original option and then ratably over the following 42 months for each month of the employee's continuous employment with the Company. All exchanged options will terminate no later than eight years from the date of the exchange. The option exchange was completed in its entirety in December 1996; options for 9,719,924 shares with exercise prices ranging from $20.75 to $43.958 were exchanged for options for an equal number of shares at an exercise price of $19.50, the fair market value of the Company's Common Stock on the day prior to the October 28, 1996 effective date of the repricing. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- TEN-YEAR OPTION REPRICINGS" table for further information concerning the repricing in its entirety.

                                          COMPENSATION COMMITTEE

                                          ARTHUR CARR
                                          SHELBY H. CARTER, JR.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of Arthur Carr and Shelby H. Carter, Jr. The Compensation Committee is responsible for setting and administering the policies governing cash compensation of and grants of stock options to the Company's executive officers. In carrying out its duties, the Compensation Committee reviews information regarding salary, bonus and stock options provided by the Vice President of Human Resources. This information includes compensation surveys focused on companies in similar industries and of comparable size.

     The goals of the Compensation Committee's compensation program are to align executive compensation with the Company's performance, and to attract, retain and reward executive officers who contribute to the Company's success. During 1997, the Company undertook an extensive reorganization of its executive officers commencing in the second quarter of fiscal 1997 that included the addition of David L. House, Chairman of the Board, President and Chief Executive Officer; David A. Shrigley, Executive Vice President for Sales, Service and Marketing; David J. Rynne, Executive Vice President and Chief Financial Officer; Stephen G. Pearse, Executive Vice President and General Manager, Internet/Telecom Business Group; and the promotion of Lloyd A. Carney, Executive Vice President and General Manager, Enterprise Business Group. Certain guaranteed bonuses and the level of compensation paid to such executive officers reflect, in part, the Compensation Committee's judgment as to the amount that was necessary to attract them to the Company from their former employers and to compensate such individuals for amounts forfeited or foregone as a result of leaving their former employers.

     The compensation philosophy of the Compensation Committee is that executive compensation should be significantly linked to the Company's financial performance. To achieve this linkage, executive compensation is comprised of cash compensation, salary, bonus and stock options. Except with regard to specific contractual commitments negotiated in connection with executive recruitment, the annual bonuses for executive officers are based on the Company's performance measured against a unitary set of operating and financial goals, determined in advance by the Chief Executive Officer in consultation with the Compensation Committee. In fiscal 1997, forty percent of the performance measurements used in determining the annual bonuses were based on the Company's achievement of revenue, spending and operating income goals set for the Company's operating plan by the Board of Directors. In the event that specific performance goals are not completely met, the portion of the annual bonus associated with such goal is reduced from the target amount or not paid. For fiscal 1997, the specific performance measurements were reset to apply solely for the last six months of the fiscal year; while the Company exceeded the minimum performance for each goal during such period, executive officers were awarded less than one hundred percent of their target annual bonuses.

     The guaranteed bonuses payable to Messrs. House, Shrigley and Rynne were the result of negotiations between the Compensation Committee and such officers. In the judgment of the Compensation Committee, these arrangements were necessary to attract Messrs. House, Shrigley and Rynne to join the Company from senior management positions at their previous employers.

     The Compensation Committee strives to maintain the equity position of all executive officers at competitive levels with comparable companies. The Compensation Committee believes that employee equity ownership provides critical additional motivation to executive officers to maximize value for the Company's stockholders, and therefore makes periodic grants of stock options under the 1994 Option Plan. Option grants vary based upon the relative positions and responsibilities of each executive officer, the historical and expected contributions of that officer to the Company and previous grants to that officer. To assist the Company in retaining and motivating key employees, option grants generally vest over a four-year period from the date of grant. Beginning in fiscal 1997, some options under the 1994 Option Plan have been granted as Performance Stock Options to certain executives judged to have key influence on the Company's results. Performance Stock Options vest at variable rates over six years at five percent per year for each of the first three years, and twenty percent, thirty percent and thirty-five percent over years four, five, and six, respectively, rather than a conventional four-year vesting schedule. Performance Stock Option vesting may be incrementally accelerated in accordance with the judgment of the Board or the Chief Executive Officer, as appropriate, based on the recipient's achievement of specified performance goals. With exceptional individual performance, vesting could be increased to twenty-five percent per year over four years. Although the options are immediately exercisable, option shares are subject to repurchase by the Company at the exercise price of the option until vesting restrictions have lapsed. Stock options are granted at the prevailing market price and only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

     The Company has considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The terms of the 1994 Option Plan, approved at the Annual Meeting of Stockholders held on October 20, 1994, contain certain restrictions on the granting of options to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption. However, the bonus and certain options awarded to Mr. House in fiscal 1997 are not considered performance based. To the extent that total non-exempt compensation exceeds $1,000,000 in fiscal 1997 or any subsequent year, it will not be deductible. The Compensation Committee believes that it was essential to include the bonus and options in Mr. House's compensation package in order to attract him to the Company. The Compensation Committee does not believe that non-exempt compensation components are likely to exceed $1,000,000 for any other executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          ARTHUR CARR
                                          SHELBY H. CARTER, JR.

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index and the Standard and Poor's High Technology Index for the period commencing on June 30, 1992 and ending on June 30, 1997.(1)

   COMPARISON OF CUMULATIVE TOTAL RETURN FROM JUNE 30, 1992 THROUGH JUNE 30,
                                    1997(1):

             BAY NETWORKS, INC., STANDARD & POOR'S 500 STOCK INDEX
                  AND STANDARD & POOR'S HIGH TECHNOLOGY INDEX

        MEASUREMENT PERIOD             BAY NETWORKS,      S&P'S 500 STOCK     S&P'S HIGH TECH
      (FISCAL YEAR COVERED)                INC.                INDEX               INDEX
6/30/92                                            100                 100                 100
6/30/93                                            315                 114                 117
6/30/94                                            323                 115                 126
6/30/95                                            534                 145                 206
6/30/96                                            498                 183                 245
6/30/97                                            510                 246                 373

---------------

(1) Assumes that $100.00 was invested on July 31, 1991, at the Company's initial public offering price, in the Company's Common Stock and each index. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                             ELECTION OF DIRECTORS

     Bay Networks has a classified Board of Directors consisting of three Class I directors (Katheleen A. Cote, John S. Lewis and Benjamin F. Robelen), three Class II directors (Arthur Carr, Shelby H. Carter, Jr. and David L. House), and three Class III directors (Andrew K. Ludwick, Ronald V. Schmidt and Paul J. Severino) who will serve until the annual meetings of stockholders to be held in 1997, 1999 and 1998, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

     The terms of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class I directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those three positions are the current Class I members of the Board of Directors: Kathleen A. Cote, John S. Lewis and Benjamin
F. Robelen. Please see "INFORMATION ABOUT BAY NETWORKS -- Management" above for information concerning the nominees. If elected, the nominees will serve as directors until Bay Networks' annual meeting of stockholders in 2000 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Company may designate.

     If a quorum is present and voting, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                          APPROVAL OF AMENDMENT TO THE
                   BAY NETWORKS, INC. 1994 STOCK OPTION PLAN

     The Wellfleet Communications, Inc. 1991 Restated Stock Option Plan was adopted by the Board in May 1991 and approved by the stockholders in June 1991, and in connection with the Merger, was renamed the Bay Networks, Inc. 1994 Stock Option Plan. As of July 26, 1997, a total of 50,700,000 shares of Common Stock were authorized for issuance under the 1994 Option Plan, of which 13,287,036 shares have been issued and remain outstanding following the exercise of corresponding stock options, and of which 25,351,604 shares are reserved for issuance upon the exercise of previously granted stock options. Accordingly, only 12,059,560 shares remain available for future grants under the 1994 Option Plan.

     The 1994 Option Plan was created in order to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to Bay Networks' success. The computer networking market is increasingly competitive. As more companies enter the market the very limited number of skilled and experienced employees are in demand by a growing number of competitors. The Company believes that stock options are critical in attracting and retaining these key contributors. The 1994 Option Plan is intended to offer a significant incentive by enabling key employees to acquire options to purchase Common Stock at a price equal to its fair market value on the date the option is granted. The options will become valuable to the recipients only if the price of the Company's Common Stock appreciates following the grant and when such options have vested. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because benefit is only received through improved stock performance, the Company believes that stock options serve to closely align the interests of key employees with the economic interests of other stockholders.

     The Company believes that an adequate reserve of shares for issuance under the 1994 Option Plan is necessary to enable it to successfully compete with other companies and is essential to the Company's ability to retain experienced employees, to recruit additional qualified individuals and to convert or replace stock options granted by corporations that may be acquired by the Company in the future. During fiscal 1997, the Company granted options under the 1994 Option Plan at a greater than anticipated rate due to the need to hire more new employees than expected and the Company's recruitment and hiring of a new Chief Executive Officer and executive management team. In addition, the number of employees increased as a result of the acquisition of LANcity Corporation in September 1996, the Digital Signal Processing modem business of

Penril Datacomm Networks, Inc. in November 1996, NetICs, Inc. in December 1996, ISOTRO Network Management, Inc. in April 1997 and Rapid City Communications in June 1997. The Company may continue to acquire additional companies, further increasing the number of its employees. If such growth and pattern of acquisitions continues through fiscal 1998, the remaining share reserve under the 1994 Option Plan will not be adequate for the number of option grants to employees required during the coming year. On a going forward basis, the Company believes that it is prudent to establish and maintain a share reserve sufficient for the number of option grants to employees required for a two-year period. At a meeting held in July 1997, subject to stockholder approval being received at the annual meeting, the Board of Directors unanimously adopted an amendment to the 1994 Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1994 Option Plan by 15,500,000 shares to a total of 66,200,000 shares.

SUMMARY OF THE PROVISIONS OF THE 1994 OPTION PLAN

     The following summary of the 1994 Option Plan, including the proposed amendment requiring stockholder approval, is qualified in its entirety by the specific language of the 1994 Option Plan, a copy of which is available to any stockholder upon request.

     The 1994 Option Plan is administered by the Board of Directors or a duly appointed committee of the Board of Directors. Options granted under the 1994 Option Plan may be either incentive stock options, that is, options which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or nonqualified stock options. The Board of Directors or the committee of the Board of Directors, if appointed, determines the criteria upon which options are granted. The criteria typically include job classification for grants to new employees, and job classification, performance and length of employment for grants to existing employees. No employee may be granted options to purchase in excess of 750,000 shares per fiscal year. The Company may, however, make a one-time grant of options to purchase up to 1,500,000 shares to a newly-hired employee or a plan participant on promotion to an executive office. All options must be granted, if at all, prior to May 15, 2001.

     All employees (including prospective employees under certain circumstances and officers and directors who are employees) and consultants (including prospective consultants) of the Company and its present or future parent and/or subsidiary corporations are eligible to participate in the 1994 Option Plan. Non-employee directors of Bay Networks are not eligible to participate in the 1994 Option Plan. As of July 26, 1997, approximately 5,570 employees and consultants were eligible to participate in the 1994 Option Plan.

     The exercise price of any option granted under the 1994 Option Plan may not be less than 100% of the fair market value of the Common Stock of Bay Networks on the date of grant; provided, however, that any incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Bay Networks shall have an exercise price not less than 110% of the fair market value of the Common Stock of Bay Networks on the date of grant. On August 26, 1997, the closing sales price per share of Bay Networks' Common Stock as reported on the New York Stock Exchange was $36.125.

     Shares subject to an option granted under the 1994 Option Plan may be purchased for cash, by check or in cash equivalent, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the option price, by any other means as may be determined by the Board of Directors to be consistent with the purpose of the 1994 Option Plan and with applicable laws and regulations, or by any combination of these methods.

     Under the 1994 Option Plan, options are immediately exercisable, subject to the Company's contractual rights to repurchase the shares at the original purchase price. Unless otherwise provided in the option agreement, the Company's repurchase rights expire (that is, the option "vests") one-fourth on a date specified by the Board of Directors (usually one year after commencing employment or one year from the date of grant) and vest an additional 1/48th per month thereafter for each full month of the optionee's continuous employment with the Company. In the event of termination of employment or an optionee's attempted disposition of unvested shares of Common Stock, Bay Networks may repurchase the unvested shares at the optionee's original exercise price. The 1994 Option Plan does not permit the grant of an incentive stock option which has a term of greater than 10 years from the date such option is granted. Any incentive stock option or nonqualified stock option granted under the 1994 Option Plan after October 19, 1995 will have a term not to exceed eight years from the date such option is granted.

     If an optionee ceases to be an employee of Bay Networks for any reason, except death, disability or "for cause," the optionee may generally exercise his or her option (to the extent unexercised and vested on the date of termination) within three months after the date of termination, but in any event not later than the expiration of the option term. If an optionee ceases to be an employee of Bay Networks due to willful misconduct or willful failure to perform his or her responsibilities in the best interests of the Company ("for cause"), the right to exercise generally terminates with the cessation of employment. If an optionee ceases to be an employee of Bay Networks due to death or disability, the optionee (or his or her legal representative) may exercise the option (to the extent unexercised and vested on the date of termination) within 12 months after the date of termination, but in any event not later than the expiration of the option term. For consultants who are granted an option, termination of status as a consultant constitutes termination of employment.

     During the lifetime of the optionee, an option may be exercised only by the optionee, unless otherwise provided by the Board of Directors at the time of grant and may not be transferred or assigned, except by will or the laws of descent and distribution; provided, however, that nonqualified stock options may be transferred pursuant to a qualified domestic relations order.

     Generally, in the event of a transfer of control of Bay Networks, the Board of Directors may arrange for the surviving, successor or acquiring entity to assume such options. Alternatively, the Board of Directors may provide that any or all outstanding options shall become fully vested prior to the transfer of control or in the event of a cash out merger, provide for the cash payment of the difference between the cash payment received for each share of Bay Networks' Common Stock and the exercise price of the options. The stock option agreements entered into with officers of Bay Networks provide that such officers will receive an additional 12 months of vesting in the event of a transfer of control of Bay Networks.

     The Board of Directors may terminate or amend the 1994 Option Plan at any time. However, without stockholder approval, the Board of Directors may not amend the 1994 Option Plan to increase the total number of shares of Common Stock covered by the 1994 Option Plan or change the class of persons eligible to receive options.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the 1994 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Optionees are advised to consult their own tax advisors before the exercise of any option and before the disposition of any shares of Common Stock acquired upon the exercise of an option.

     Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Code. An optionee recognizes no taxable income as the result of the grant or exercise of such an option.

     For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the transfer of the shares upon exercise of the option, the gain on sale of the shares (which is defined to be the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee is entitled to long-term capital gain treatment upon a sale of the stock, Bay Networks will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the option price and the fair market value of the shares on the determination date, which is generally the date of exercise (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized), will be taxed at ordinary income rates at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the stock will generally be deductible by Bay Networks for federal income tax purposes.

     The difference between the option price and the fair market value of the shares on the determination date of an incentive stock option (which is generally the date of exercise -- see discussion below regarding definition of determination date and Section 83(b) election) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonqualified Stock Options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of an option, the optionee normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the shares on the determination date (which is generally the date of exercise). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date on which the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. (Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of Bay Networks.) If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than thirty days after the date the option is exercised.

     Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months from the date of recognition of income. No tax deduction is available to Bay Networks with respect to the grant of the option or the sale of the stock acquired pursuant to such grant. Bay Networks will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal, at the annual meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

     The Board believes that the proposed amendment of the 1994 Option Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE 1994 OPTION PLAN BY 15,500,000 SHARES, FROM 50,700,000 SHARES TO 66,200,000 SHARES.

                APPROVAL OF AMENDMENT TO THE BAY NETWORKS, INC.
                       1994 EMPLOYEE STOCK PURCHASE PLAN

     The Wellfleet Communications, Inc. 1994 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board in August 1994, approved by the stockholders in October 1994 and, in connection with the Merger, renamed the Bay Networks, Inc. 1994 Employee Stock Purchase Plan. As of July 26, 1997, a total of 3,750,000 shares of Common Stock were authorized for issuance under the Purchase Plan, of which 2,162,931 shares have been issued and remain outstanding following the purchase of such shares under the Purchase Plan. Accordingly, there remain only 1,587,069 shares available for future issuance under the Purchase Plan.

     The Company believes that the availability of an adequate reserve of shares available for issuance under the Purchase Plan will benefit the Company by providing employees with an opportunity to acquire shares of the Company's Common Stock and will enable the Company to attract, retain and motivate valued employees. On a going forward basis, the Company believes that it is prudent to establish and maintain a share reserve sufficient for the number of share issuances to employees required for a two-year period. At a meeting held in July 1997, subject to stockholder approval being received at the annual meeting, the Board of Directors unanimously adopted an amendment to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 1,500,000 shares to a total of 5,250,000 shares.

SUMMARY OF THE PROVISIONS OF THE PURCHASE PLAN

     The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

     Any employee of Bay Networks or any present or future parent or subsidiary corporation of Bay Networks (including any director who is also an employee) is eligible to participate in the Purchase Plan so long as the employee is customarily employed for more than 20 hours per week and for more than 5 months in a calendar year and the employee is not a participant in any other employee stock purchase plan maintained by Bay Networks or any parent or subsidiary corporation of Bay Networks. No person who owns or holds options to purchase or as a result of participation in the Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of Bay Networks is entitled to participate in the Purchase Plan. As of July 26, 1997, approximately 5,570 employees were eligible to participate in the Purchase Plan.

     Each offering of Common Stock under the Purchase Plan is for a period of 24 months (an "Offering Period"). Offering Periods are overlapping, with a new 24-month Offering Period beginning every six months. New Offering Periods begin on each May 1 and November 1. Each Offering Period is comprised of four six-month Purchase Periods. Shares are purchased on the last business day of each Purchase Period, in April and October ("Purchase Dates"). The Board of Directors may establish different Offering Periods or Purchase Periods under the Purchase Plan.

     Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions must be a least 1% but may not exceed 10% of an employee's compensation (or $5,040 per six-month Purchase Period, if less). Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive offering until such time as that employee withdraws from the Purchase Plan, becomes ineligible to participate in the Purchase Plan, or his or her employment ceases.

     A participant will purchase shares at the end of each of four Purchase Periods within an Offering Period. The purchase price per share will be equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the Offering Period or on the Purchase Date. If the fair market value of the Common Stock on a Purchase Date (other than the last Purchase Date of an Offering Period) is less than its fair market value on the first day of the Offering Period, then (unless a participant otherwise elects) all participants will automatically be withdrawn from that offering and enrolled in the new Offering Period.

     Subject to certain limitations, the number of shares of Bay Networks Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the Purchase Period by the purchase price per share. Any cash not applied to the purchase of shares will be returned to the participant unless the amount of such cash is less than the amount necessary to purchase a whole share of Common Stock, in which case Bay Networks may establish procedures to apply the remaining amount to a subsequent Offering Period or Purchase Period.

     A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. In effect, therefore, a participant is given an option which he or she may or may not exercise. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that the approval of Bay Networks' stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations whose employees may purchase shares of Bay Networks Common Stock under the Purchase Plan. The Purchase Plan will continue until terminated by the Board of Directors or when all the shares reserved for issuance under the Purchase Plan have been issued, whichever occurs first.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. A participant recognizes no taxable income either as a result of commencing to participate in the Purchase Plan or purchasing shares of Bay Networks Common Stock under the terms of the Purchase Plan.

     If a participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable Offering Period or within one year from the Purchase Date (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months, otherwise it will be short-term.

     If the participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

     Bay Networks will generally be entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of disposition. In all other cases, no deduction is allowed by Bay Networks.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal, at the annual meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

     The Board believes that the proposed amendment of the Purchase Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN BY 1,500,000 SHARES, FROM 3,750,000 SHARES TO 5,250,000 SHARES.

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent public auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 27, 1998. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 1995. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 1998.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 4401 Great America Parkway, Santa Clara, California 95052-8185, no later than May 9, 1998, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1997 annual meeting of stockholders of Bay Networks other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          LOGO
                                          JOHN J. POGGI, JR.
                                          Secretary

September 2, 1997

                               BAY NETWORKS, INC.

                             1994 STOCK OPTION PLAN

                (As Amended by the Board through July 29, 1997)

         1.      Establishment and Purpose.

                 (a) Establishment. The Wellfleet Communications, Inc. 1988 Stock Option Plan was adopted on January 20, 1988 (the "Initial Plan"). The Initial Plan was amended and restated on May 16, 1991 and was renamed the Wellfleet Communications, Inc. 1991 Restated Stock Option Plan (the "Prior Plan"). In connection with the combination of Wellfleet Communications, Inc. ("Wellfleet") and SynOptics Communications, Inc. ("SynOptics") pursuant to the Agreement and Plan of Merger dated as of July 4, 1994, as amended, by and among Wellfleet, SynOptics, and a wholly owned subsidiary of Wellfleet, Wellfleet intends to change its name to Bay Networks, Inc. The Prior Plan, as amended, is amended and restated in its entirety and renamed the Bay Networks, Inc. 1994 Stock Option Plan (the "Plan").

                 (b) Purpose. The purpose of the Plan is to secure for Bay Networks, Inc. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees and officers of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

         2.      Administration.

                 (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") and/or by a duly appointed committee of the Board of Directors having such powers as shall be specified by the Board of Directors. Any subsequent references herein to the Board of Directors shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board of Directors granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board of Directors, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                 (b) Disinterested Administration. With respect to the participation in the Plan of employees who are also officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board of Directors in compliance with the "disinterested administration" requirement of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3").

                 (c) Compliance with Section 162(m) of the Code. In the event a Participating Company is a "publicly held corporation" as defined in paragraph (2) of Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

                 (d) Options Authorized. Options may be either incentive stock options as defined in Section 422(a) of the Code ("Incentive Stock Options") or nonstatutory options which are not intended to meet the requirements of Section 422 of the Code.

                 (e) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

         3.      Eligibility.

                 Options may be granted to persons who are employees or officers of, or consultants or advisors to, the Company. For purposes of the foregoing sentence, "employees" or "officers" shall include prospective employees or officers to whom Options are granted in connection with written offers of employment with the Company and "consultants" or "advisors" shall include prospective consultants or advisors to whom Options are granted in connection with written consulting or advising offers with the Company. However, Incentive Stock Options may be granted only to persons who are employees of the Company at the time of the grant. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

         4.      Stock Subject to Plan.

                 Options shall be for the purchase of shares of the authorized but unissued Common Stock or treasury shares of Common Stock of the Company. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is sixty-six million two hundred thousand (66,200,000) shares. Subject to adjustment as provided in Section 15 below, at any such time as the Company is a "publicly held corporation" as defined in paragraph 2 of Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than seven hundred fifty thousand (750,000) shares; provided, however, that the foregoing limit shall be one million five hundred thousand (1,500,000) shares with respect to Options granted to any person during the first fiscal year of such person's employment with the Company or upon the promotion of any person to an executive office of the Company (the "Per Optionee Limit"). If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full and/or shares of Common Stock subject to repurchase are repurchased by the Company, the unpurchased shares subject to such option or such repurchased shares shall again be available for subsequent option grants under the Plan.
Notwithstanding the foregoing, any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3.

         5.      Forms of Option Agreements.

                 As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

         6.      Purchase Price.

                 (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

                 (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement,
(i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

         7.      Option Period.

                 Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

         8.      Exercise of Options.

                 Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

         9.      Nontransferability of Options.

                 Unless otherwise provided by the Board of Directors at the time of grant, during the lifetime of the optionee, the Option shall be exercisable only by the optionee and no Option shall be assignable or transferable by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution; provided, however, that nonstatutory options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

         10.     Effect of Termination of Employment or Other Relationship.

                 Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

         11.     Incentive Stock Options.

                 Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

                 (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

                 (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the
Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                          (i)     The purchase price per share of the Common
Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                          (ii)    the option exercise period shall not exceed
five years from the date of grant.

                 (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

                 (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                          (i)     an Incentive Stock Option may be exercised
within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                          (ii)    if the optionee dies while in the employ of
the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                          (iii)   if the optionee becomes disabled (within the
meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

         12.     Additional Provisions.

                 (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                 (b) Acceleration, Extension. Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or
(ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3.

         13.     Compliance With Securities Laws.

                 Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction or such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

         14.     Rights as a Stockholder.

                 The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         15.     Adjustment Provisions for Recapitalizations and Related
Transactions.

                 (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in
(1) the maximum number and kind of shares reserved for issuance under the Plan,
(2) the maximum number and kind of shares described in the Per Optionee Limit,
(3) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (4) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 15 if such adjustment would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3.

                 (b) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

         16.     Merger, Consolidation, Asset Sale, Liquidation, etc.

                 (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

                 (b) Substitute Options. The company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

         17.     No Special Employment Rights.

                 Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment at any time or to increase or decrease the compensation of the optionee.

         18.     Other Employee Benefits.

                 Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

         19.     Amendment of the Plan.

                 (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, provided, however, that without the approval of the Company's stockholders, there shall be (i) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 9 above), (ii) no change in the class of persons eligible to receive Incentive Stock Options, and (iii) no expansion in the class of persons eligible to receive nonstatutory options. In addition to the foregoing, if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or in order to comply with Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

                 (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

         20.     Withholding.

                 (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

                 (b) Notwithstanding the foregoing, in the case of a person required to file reports under Section 16(a) of the Exchange Act, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

         21.     Cancellation and New Grant of Options, Etc.

                 The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

         22.     Termination of the Plan.

                 Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) May 15, 2001, or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                 Notwithstanding any other provision to the contrary, the Initial Plan and the Prior Plan shall remain in effect in accordance with their terms and apply to Options granted pursuant to the Initial Plan and the Prior Plan, respectively.

         23.     Provision for Foreign Participants.

                 The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Bay Networks, Inc. 1994 Stock Option Plan as duly adopted by the Board on August 17, 1994 and amended by the Board through July 29, 1997.






                                       --------------------------------------

                               BAY NETWORKS, INC.

                       1994 EMPLOYEE STOCK PURCHASE PLAN

                (As Amended by the Board through July 29, 1997)



         1. Purpose. The Bay Networks, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of Bay Networks, Inc. ("Bay Networks"), and any current or future parent or subsidiary corporations of Bay Networks which the Board of Directors of Bay Networks (the "Board") determines should be included in the Plan (collectively referred to as the "Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Bay Networks. (Bay Networks and any parent or subsidiary corporation designated by the Board as a participating corporation shall be individually referred to herein as a "Participating Company." For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         It is intended that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any future amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

         An employee participating in the Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) therein at any time during an Offering Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (a "Purchase Right") which may or may not be exercised at the end of a Purchase Period and which is intended to qualify as an option described in section 423 of the Code.

         2. Administration. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

         3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be five million two hundred fifty thousand (5,250,000) shares of the authorized but unissued common stock of Bay Networks (the "Shares"). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

         4. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan except the following:

                 (a) employees who are customarily employed by the Company for less than twenty (20) hours a week;

                 (b) employees whose customary employment is for not more than five (5) months in any calendar year; and

                 (c) employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of any one of the corporations referred to as the Company within the meaning of section 423(b)(3) of the Code; and

         5.      Offerings.

                 (a) Offering Periods. Effective for Offerings beginning on and after November 1, 1996, the Plan shall be implemented by offerings (individually an "Offering") of twenty-four (24) months duration (an "Offering Period"). An Offering shall commence on May 1 and November 1 of each year. The Offering commencing on May 1 shall end on April 30 of the second following year. The Offering commencing on November 1 shall end on October 31 of the second following year. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. The first day of an Offering shall be the "Offering Date" for such Offering.

                 (b) Purchase Periods. Each Offering Period shall consist of four (4) consecutive purchase periods of six (6) months duration (the "Purchase Period"). The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31. A Purchase Period commencing on November 1 shall end on the next April 30. The Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. In the event a Purchase Date is not a business day, the Company shall specify the business day that will be deemed the Purchase Date.

                 (c) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining shareholder approval of the Plan. Notwithstanding the foregoing, shareholder approval shall not be necessary in order to grant any Purchase Right granted on the Offering Date of the Plan's initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining shareholder approval of the Plan.

         6.      Participation in the Plan.

                 (a) Initial Participation. An eligible employee shall become a participant in the Plan (a "Participant") on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office two (2) weeks prior to such Offering Date or as may be established by the Company from time to time (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company on or before the Subscription Date shall not participate in the Plan for that Offering or for any subsequent Offering unless such eligible employee subsequently enrolls in the Plan by complying with the provisions of paragraph 4 and by filing a subscription agreement with the Company on or before the Subscription Date for such subsequent Offering. An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering.

                 (b) Continued Participation. Participation in the Plan shall continue until (i) the Participant ceases to be eligible as provided in paragraph 4, (ii) the Participant withdraws from the Plan pursuant to paragraph 11, or (iii) the Participant terminates employment or dies as provided in paragraphs 11(e) and 11(f). If a Participant is automatically withdrawn from an Offering at the end of the first Purchase Period of such Offering pursuant to paragraph 11(c), then the Participant shall automatically participate in the Offering Period commencing concurrently with or immediately after the termination of such Purchase Period. At the end of an Offering Period, each Participant in such terminating Offering Period shall automatically participate in the first subsequent Offering Period according to the same elections contained in the Participant's subscription agreement effective for the Offering Period which has just ended, provided such Participant is still eligible to participate in the Plan as provided in paragraph 4. However, a Participant may file a subscription agreement with respect to such subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

         7.      Maximum Right to Purchase Shares.

                 (a) Except as set forth in subparagraph (b) below, during an Offering Period each Participant shall have a Purchase Right consisting of the right to purchase that number of whole Shares which may be purchased at the applicable Offering Exercise Price (as defined in paragraph 8, below), with amount of the Participant's accumulated payroll deductions for such Offering Period, up to a maximum equal to that number of whole Shares arrived at by dividing twenty thousand one hundred sixty dollars ($20,160) by eighty-five percent (85%) of the fair market value of the Shares, as determined in accordance with paragraph 8, below on the Offering Date.

                 (b) Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which the Participant participates in the Plan.

         8. Purchase Price. The purchase price at which Shares may be acquired at the end of a Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the "Offering Exercise Price") shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering or (b) the fair market value of the Shares on the Purchase Date or such higher price as may be set by the Board prior to the commencement of an Offering. The fair market value of the Shares on the Offering Date will be the closing price quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the last trading day prior to the Offering Date and the fair market value of the Shares on the Purchase Date will be the closing price quoted on NASDAQ on the Purchase Date.

         9.      Payroll Deductions and Payment of Purchase Price.

                 (a) Payroll Deductions. Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right for a given Offering Period may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering shall include all amounts paid in cash and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of the Code. Accordingly, Compensation shall include, without limitation, salaries, commissions, bonuses, and overtime. Compensation shall not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

                 (b) Election to Increase or Decrease Withholding. During an Offering Period, except as provided in subparagraph 9(b)(ii), below, a Participant may elect to increase or decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the Change Notice Date. The "Change Notice Date" shall initially be two (2) weeks prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time.

                 (c)      Limitations on Payroll Withholding.

                          (i)     The amount of payroll withholding with
respect to the Plan for any Participant during any pay period shall not exceed ten percent (10%) of the Participant's Compensation for such pay period. Amounts shall be withheld in whole percentages only and shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

                          (ii)    The maximum amount of payroll deductions for
any Purchase Period may not exceed five thousand forty dollars ($5,040).

                 (d) Payroll Withholding. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                 (e) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                 (f) No Interest Paid. Except as otherwise required by applicable law, interest shall not be paid on sums withheld from a Participant's Compensation.

         10.     Exercise of Purchase Right.

                 (a) Automatic Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such last day and each beneficiary who has elected to exercise a deceased Participant's Purchase Right (pursuant to paragraph 11(f) below) shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant or the beneficiary exceed the limitations set forth in paragraph 7. Except as provided in paragraph 11(f) below, no Shares shall be purchased on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before the date of such exercise.

                 (b) Return of Cash Balance. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Purchase or Offering Period.

                 (c) Withholding. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Company shall withhold from the Participant's Compensation the amount, if any, necessary to satisfy the foreign, federal and state tax withholding obligations of the Company which may arise upon exercise of the Purchase Right and/or upon disposition of Shares, unless the Participant makes other arrangements with the Company to meet such withholding obligations.

                 (d) Company Established Procedures. The Company may, from time to time, establish (A) a minimum required withholding amount for participation in any Offering, (B) limitations on the frequency and/or number of changes in the amount withheld during an

Offering, (C) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (D) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, and/or (E) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan.

                 (e) Allocation of Shares. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

                 (f) Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

         11.     Withdrawal and Termination of Employment.

                 (a) Voluntary Withdrawal From an Offering. A Participant may withdraw from an Offering by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company at any time prior to the end of an Offering Period; however, if a Participant withdraws after the Purchase Date for the first Purchase Period of an Offering, the withdrawal shall not affect Shares acquired by the Participant in the prior Purchase Period. A Participant may not thereafter resume participation in the same Offering upon withdrawal from such Offering. Unless otherwise indicated by the Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

                 (b) Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company. Withdrawals made after the first Purchase Date of an Offering Period shall not affect shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of paragraphs 4 and 6. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

                 (c) Automatic Withdrawal From an Offering. If the fair market value of the Shares on a Purchase Date (other than the last Purchase Date of an Offering) is less than the fair market value of the Shares on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from the Offering at the close of the Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering commencing concurrently with or immediately after the termination of such Purchase Period.

                 (d) Waiver of Withdrawal Right. The Company may, from time to time, establish a procedure pursuant to which a participant may elect (an "Irrevocable Election"), prior to the commencement of an Offering Period or Purchase Period, to have all payroll deductions accumulated in his or her Plan account as of the Purchase Date applied to purchase shares under the Plan and
(i) to waive his or her right to withdraw from the Offering or the Plan pursuant to this paragraph 11, and (ii) to waive his or her right to increase, decrease, or cease payroll deductions from his or her compensation for such Offering during the time such election is in effect. Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on the day prior to the first day of the Offering Period or the Purchase Period for which such election is to first be effective.

                 (e) Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement, other than death while in the employ of the Company, shall terminate the Participant's participation in the Plan immediately. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6.

                 (f) Death of a Participant. Upon termination of the Participant's employment with the Company because of death, his or her beneficiary (as defined in paragraph 13) shall have the right to elect, by written notice given to the Company prior to the first to occur of (A) the expiration of the period of sixty (60) days commencing with the date of the death of the Participant, or (B) the Purchase Date next following the date of the Participant's death, either

                          (i)     to withdraw all of the payroll deductions
credited to the Participant's account under the Plan; or

                          (ii)    to exercise the Participant's Purchase Right
on the Purchase Date next following the date of the Participant's death for the purchase of the number of whole Shares which the accumulated payroll deductions in the Participant's account at the applicable Offering Exercise Price, and any excess in such account will be returned to said beneficiary.

In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the Participant's account at the date of the Participant's death.

         12. Repayment of Payroll Deductions. In the event a Participant's interest in the Plan or any Offering therein is terminated for any reason, the balance held in the Participant's account balance shall be returned as soon as practical after such termination to the Participant (or, in the case of the Participant's death, to the Participant's beneficiary) and all of the Participant's rights under the Plan shall terminate except as otherwise provided herein. Such account balance may not be applied to any other Offering under the Plan. Except as otherwise required by applicable law, no interest shall be paid on sums returned to a Participant pursuant to this paragraph 12.

         13.     Designation of Beneficiary.

                 (a) Each Participant shall have the right to designate on forms provided by the Company a beneficiary to receive the Shares and/or cash upon the Participant's death as provided in paragraph 11(f).

                 (b) If, upon the death of a Participant, former Participant or beneficiary, there is no valid designation of beneficiary on file with the Company, or if the designated beneficiary is not then living, the Company shall designate as the Beneficiary, in order of priority:

                          (i)     the surviving spouse;

                          (ii)    surviving children, including adopted
children;

                          (iii)   surviving parents; or

                          (iv)    the Participant's estate, provided that at
all times the Company shall have the right to designate as beneficiary the Participant's estate irrespective of said order of priority.

The determination of the Company as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons.

         14. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company. For purposes of applying this paragraph 14, the "Control Company" shall mean the Participating Company whose stock is subject to the Purchase Right.

                 (a) a merger in which the shareholders before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company; or

                 (b) the sale or exchange of all or substantially all of the Control Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Code).

         In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that Purchase Rights granted under the Plan shall be fully exercisable to the extent of each Participant's account balance for the Offering Period as of a date prior to the Transfer of Control, as the Board so determines or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company's rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

         15. Capital Changes. In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger, sale or other reorganization, appropriate adjustments shall be made by the Company in the Plan's share reserve, the number of Shares subject to a Purchase Right and in the purchase price per share. Furthermore, in the event of any such change the Board may terminate any outstanding Offering effective on or after the effective date of any such change; provided, however, the date of such termination shall be deemed a Purchase Date and shall be not sooner than thirty (30) days after giving notice of such termination to the Participants.

         16. Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

         17. Reports. Each Participant who exercised all or part of the Participant's Purchase Right for a Purchase Period shall receive as soon as practical after the last day of such Purchase Period a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 9(b), if any.

         18. Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.

         19. Restriction on Issuance of Shares. The issuance of shares pursuant to the Purchase Right shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of the Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         20. Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions and any provision convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to effectuate the provisions of this paragraph 20.

         21. Non-Transferability. During the lifetime of the Participant, the Purchase Right shall be exercisable only by said Participant. No Purchase Right shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. The Company, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such shares. The Company may require the employee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

         22. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except as otherwise specifically provided in this Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code). In addition, an amendment to the Plan must be approved by the stockholders of the Company, within the meaning of section 423 of the Code, within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as a corporation the employees of which are eligible to participate in the Plan. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under the Exchange Act, and amended from time to time or any successor rule or regulation.

                               BAY NETWORKS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 21, 1997

                      SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints David L. House and David J. Rynne, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Bay Networks, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Zephyr conference room at the Company's principal executive offices, 4401 Great America Parkway, Building 1, First Floor, Santa Clara, California on October 21, 1997, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated September 2, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 4.


                                                            SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SIDE

     Please mark
[X]  votes as in
     this example

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     A vote FOR the following proposals is recommended by the Board of
Directors:

     1. To elect the following three (3) persons as Class I directors to hold office for a three-year term and until their respective successors are elected and qualified:

                                Kathleen A. Cote
                                 John S. Lewis
                              Benjamin F. Robelen

         [ ]  FOR all nominees                  [ ]  WITHHOLD AUTHORITY
              listed above (except                   to vote for all nominees
              as marked to the                       listed above.
              contrary below.)

         [ ]  ________________________
              FOR all nominees except
              as noted above.

     2. To consider, approve and ratify the adoption of an increase in the maximum number of shares of Common Stock that may be issued under the Company's 1994 Stock Option Plan by 15,500,000 shares, from 50,700,000 shares to 66,200,000 shares.

         [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

     3. To consider, approve and ratify the adoption of an increase in the maximum number of shares of Common Stock that may be issued under the Company's 1994 Employee Stock Purchase Plan by 1,500,000 shares, from 3,750,000 shares to 5,250,000 shares.

         [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

     4. To consider, approve and ratify the appointment of Ernst & Young LLP as independent public auditors for the Company for the fiscal year ending June 27, 1998.

         [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

                                           MARK HERE             MARK HERE
                                          FOR ADDRESS  [ ]      IF YOU PLAN  [ ]
                                           CHANGE AND            TO ATTEND
                                          NOTE AT LEFT          THE MEETING



PLEASE SIGN HERE. If shares of stock    Signature: ______________ Date: ________
are held jointly, both or all of
such persons should sign. Corporate     Signature: ______________ Date: ________
or partnership proxies should be
signed in full corporate or
partnership name by an authorized
person. Persons signing in a
fiduciary capacity should indicate
their full titles in such capacity.